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                                                                     EXHIBIT 4.3


                                    FORM OF
                                 AMENDMENT NO. 2
            TO SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT


         This Amendment No. 2 dated April ___, 1999 (the "Rights Agreement Amendment") to Second Amended and Restated Investors Rights Agreement dated February 27, 1998 (the "Rights Agreement"), is entered into by and among Launch Media, Inc., a Delaware corporation (the "Company"), the undersigned holders of Series A, Series B, Series C and Series D Stock of the Company (the "Prior Investors"), Allen & Company Incorporated as a holder of a warrant to purchase the Company's Common Stock and SW Networks Inc. as a new investor of Common Stock (hereinafter the "New Investor"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Rights Agreement.


                                    RECITALS

         A. The Company, the Prior Investors and Allen & Company Incorporated have previously entered into the Rights Agreement.

         B. The Company has entered into a Note Purchase Agreement with certain Prior Investors providing for the issuance of Common Stock or Series D Stock (the "Conversion Securities") upon conversion of certain promissory notes (the "Bridge Notes") issued by the Company and such Investors desire to have such Conversion Securities to be included as Registrable Securities under this Agreement.

         C. Concurrent herewith, the Company and New Investors are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement"), providing, among other things, for the issuance of shares of Common Stock of the Company to the New Investor.

         D. The Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Rights Agreement in the form hereof.

         E. It is intended that by its signature hereto the New Investor shall become a party to the Rights Agreement, as amended by this Agreement, effective as of the date upon which it acquires shares of Common Stock and be included in the definition of "Investors" as that term is defined in the Rights Agreement.

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

1.       Amendments.

(a) The following definitions contained in Section 1 of the Rights Agreement are amended to read in full as follows:


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                    "Conversion Stock" shall mean the shares of Common Stock
issued or issuable upon conversion of the Series A Stock issued pursuant to the Series A Agreement, upon conversion of the Series B Stock issued pursuant to the Series B Agreement, upon conversion of the Series C stock issued pursuant to the Series C Agreement, upon conversion of the Series D Stock issued pursuant to the Series D Agreement, the shares of Common Stock issuable upon exercise of a warrant to purchase Common Stock issued to Allen & Company Incorporated pursuant to a Warrant Agreement by and between the Company and Allen & Company Incorporated dated September 8, 1997, the shares of Common Stock issuable upon exercise of such Series D stock as issuable upon exercise of any NBC Warrant and the shares of Common Stock issuable upon exercise of such Series D Stock as issuable upon exercise of the GE Capital Warrant, and the shares of Common Stock issuable upon conversion of the Bridge Notes or upon conversion of shares of Series D Stock issued upon conversion of the Bridge Notes."

                    "Registrable Securities" means (i) the Conversion Stock,
(ii) shares of Common Stock (the "New Investor Shares") issued to the New Investor pursuant to Section 2.2 of the Stock Purchase Agreement and (iii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the securities referred to in clauses (i) and (ii) above or other securities convertible into or exercisable for such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, provided, however, that shares of Common Stock or other securities convertible into or exercisable for such securities shall only be treated as Registrable Securities for the purposes of Sections 2.5, 2.6 or 2.7 hereof if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction."

          (b) The first paragraph of Section 2.5(a) is amended to read as follows:

               "2.5      Requested Registration.

                         "(a) Request for Registration. In case the Company
shall receive from (i) Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to (x) shares representing 30% or more of the Registrable Securities or (y) shares of Registrable Securities with an expected aggregate offering price to the public of at least $5,000,000 or (ii) the New Investor a written request that the Company effect any registration, qualification or compliance with respect to New Investor Shares provided such request may not be made prior to April ___, 2000 (unless the Offering Price to the public in the Company's initial public offering is $20.00 or greater per share in which case such request may not be made prior to September __, 1999) , the Company will:"

          (c)  Section 2.5 (a)(ii)(D) is amended in full to read as follows:

                              "(D) After the Company has effected three such
registrations pursuant to this Section 2.5(a) covering all shares requested to be registered by the Holders initiating or joining such request, and such registrations have been declared or ordered effective, and, if the method of disposition specified by such initiating or requesting Holders shall have been a firm commitment underwritten public offering, all such shares shall have been


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sold pursuant thereto, provided that one such registration shall be exclusively the right of the New Investor to request."

          (d) The second paragraph of 2.5(b) shall be amended to read in full as follows:

     "The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 2.5, if the managing underwriter in its good faith judgment advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided that if such registration has been requested by the New Investor, the Registrable Securities held by any Holders other than the New Investors shall be excluded prior to any securities held by the New Investor. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares."

          (e)  Section 8.1 is amended in full to read as follows:

               "8.1 Waivers and Amendments. The obligations of the Company and the rights of the Investors, and the New Investor and holders of Shares, Conversion Stock and New Investor Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) only with the written consent of the Company and the Investors holding more than eighty percent (80%) of the Shares, Conversion Stock and New Investor Shares, and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Shares, Conversion Stock and New Investor Shares, the Investors holding which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Shares, Conversion Stock and New Investor Shares and no such waiver or supplemental agreement shall adversely affect any Series of Series A, Series B, Series C, Series D Stock or New Investor Shares in a manner different than any other Series of such stock or New Investor Shares without the approval of eight percent (80%) of the holders of the outstanding voting shares of such series or the New Investor; provided, further, that no such waiver or supplemental agreement shall adversely affect the rights of any NBC Warrant, the GE Capital Warrant, the Series D Stock

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issuable upon exercise of any NBC Warrant, the Series D Stock issuable upon exercise of the GE Capital Warrant, or any shares of Series D Stock issued pursuant to the Series D Agreement in a manner different from any other holder of Series D Stock without the prior written consent of the holder of such NBC Warrant, GE Capital Warrant or Series D Stock. Notwithstanding the foregoing, no such supplemental agreement, amendment, waiver or other instrument effected in accordance with this Section 8.1 shall increase the obligations of any Investor or holder of Shares or Conversion Stock or the New Investor unless such Investor or holder or the New Investor shall have consented thereto in writing. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the New Investor Shares, Shares and Conversion Stock who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. In addition, notwithstanding this Section 8.1, there shall be no change to any provision of this Agreement which grants rights or benefits to a particular Investor or the New Investor without the prior written consent of such Investor or the New Investor, as applicable."

     2.   Miscellaneous.

          a. Effect on Rights Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

          b. Separability. In case any provision of this Amendment shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          c. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

          d. Termination. This Amendment shall be terminated and be of no further force and effect upon the termination of the Rights Agreement.

          e. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment, and the performance of the obligations imposed by this Amendment, shall be governed by the laws of the State of California applicable to contracts made and wholly to be performed in that state.

          f. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          g. Signature. By its signature hereto, the New Investor becomes a party to the Rights Agreement, as amended by this Agreement, and are included for all purposes in the definition of Investors as that term is defined in the Rights Agreement.

          h. Waiver of Right of First Refusal. Each Prior Investor hereby waives its


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right to notice and right of first refusal granted under the Section 3.1 of the
Rights Agreement, solely with respect to the sale and issuance of the New Investor Shares.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced above.


                                                       "COMPANY"

                                                       LAUNCH MEDIA, INC.

                                                       By:
                                                          ----------------------

                                                       Name: Robert D. Roback
                                                            --------------------

                                                       Title: President
                                                             -------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

THE PHOENIX PARTNERS II LIQUIDATING TRUST


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

THE PHOENIX PARTNERS III LIQUIDATING TRUST


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

THE PHOENIX PARTNERS IIIB LIMITED PARTNERSHIP


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

THE PHOENIX PARTNERS IV LIMITED PARTNERSHIP


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

INTEL CORPORATION


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

LEE ENTERTAINMENT L.L.C.


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

SOFTBANK VENTURES, INC.


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

ISLAND TRADING CO., INC.


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

GENERAL ELECTRIC CAPITAL CORPORATION


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

NBC MULTIMEDIA, INC.


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

AVALON TECHNOLOGY LLC


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

ALLEN & COMPANY INCORPORATED


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

DIGITAL VENTURES LIMITED


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"PRIOR INVESTOR"

GORAN ENTERPRISES LIMITED


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


"NEW INVESTOR"

SW NETWORKS INC.

By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

J & B VENTURE PARTNERS I


By:
   -----------------------------

Signature:
          ----------------------

Title:
      --------------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

MELISSA RAPPAPORT


Printed Name:
             -------------------

Signature:
          ----------------------


"PRIOR INVESTOR"

GARY RAPPAPORT


Printed Name:
             -------------------

Signature:
          ----------------------

"PRIOR INVESTOR"

DEBBIE RAPPAPORT


Printed Name:
             -------------------

Signature:
          ----------------------


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                          COUNTERPART SIGNATURE PAGE TO
                      LAUNCH MEDIA, INC. AMENDMENT NO. 1 TO
             SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT
                           DATED AS OF APRIL ___, 1999


"PRIOR INVESTOR"

SCOBIE D. WARD


Printed Name:
             -------------------

Signature:
          ----------------------